UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2024

SIGNING DAY SPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41863	87-2792157
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8355 East Hartford Rd., Suite 100, Scottsdale, AZ	85255
(Address of principal executive offices)	(Zip Code)

(480) 220-6814

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	SGN	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported in the Current Report on Form 8-K filed by Signing Day Sports, Inc., a Delaware corporation (the “Company”), on January 5, 2024, the Company entered into a Common Stock Purchase Agreement, dated as of January 5, 2024 (the “Purchase Agreement”), with Tumim Stone Capital LLC (“Tumim”), providing for a committed equity financing facility, pursuant to which, upon the terms and subject to the satisfaction of the conditions contained in the Purchase Agreement, Tumim has committed to purchase, at the Company’s direction in its sole discretion, up to an aggregate of $25,000,000 of the Company’s common stock, $0.0001 par value per share (“common stock”), subject to certain limitations set forth in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Concurrently with the execution of the Purchase Agreement, the Company and Tumim also entered into a Registration Rights Agreement, dated as of January 5, 2024 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file with the Securities and Exchange Commission (the “SEC”) one or more registration statements (collectively, the “CEFF Registration Statement”), to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and resale by Tumim of all of the shares of common stock that may be issued and sold by the Company to Tumim from time to time under the Purchase Agreement.

We may not issue or sell any shares of common stock to Tumim under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by Tumim and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 promulgated thereunder), would result in Tumim beneficially owning more than 4.99% of the outstanding shares of the common stock (the “Beneficial Ownership Limit”).

As consideration for Tumim’s commitment to purchase shares of common stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, on the date of the initial filing with the SEC of the CEFF Registration Statement, the Company was required to issue to Tumim a number of shares of common stock valued at $500,000 in the aggregate, subject to the Beneficial Ownership Limit (the “Commitment Shares”). The per share value of the Commitment Shares was required to be calculated by dividing (i) $500,000 (the “Commitment Fee”), by (ii) the average of the daily volume-weighted average prices (the “VWAPs”) during the five consecutive trading day period ending on (and including) the trading day immediately prior to the date of the initial filing of the CEFF Registration Statement. If any shares that would otherwise be issued as Commitment Shares may not be issued due to the Beneficial Ownership Limit, the Company was required to pay to Tumim in cash the amount equal to the product of (i) the number of shares that may not be issued as Commitment Shares due to the Beneficial Ownership Limit and (ii) the average of the daily VWAPs during the five consecutive trading day period ending on (and including) the trading day immediately prior to the date of the initial filing of the CEFF Registration Statement.

On January 26, 2024, the Company made the initial filing with the SEC of the CEFF Registration Statement. Pursuant to the terms of the Purchase Agreement as described above, the Company issued the Commitment Shares to Tumim, which were valued at $470,360.45 in the aggregate, based on the average of the daily VWAPs during the five consecutive trading day period ending on (and including) the trading day immediately prior to January 26, 2024, which constituted approximately 4.99% of the outstanding shares of common stock, and, due to the Beneficial Ownership Limit and pursuant to the terms and conditions of the Purchase Agreement summarized in relevant part above, the Company paid Tumim $29,639.55 in cash, which equaled the approximate number of the Commitment Shares that would have been issued but for the application of the Beneficial Ownership Limit, multiplied by the average of the daily VWAPs during the five consecutive trading day period ending on (and including) the trading day immediately prior to January 26, 2024.

Tumim’s purchase obligations remain subject to the satisfaction of all conditions set forth in the Purchase Agreement. In the event that the initial satisfaction of these conditions does not occur by February 15, 2024, the Company will be required to pay Tumim $500,000 less any amount of the Commitment Fee previously paid in cash upon the return and cancellation of the Commitment Shares. In the event that the initial satisfaction of all conditions to Tumim’s purchase obligations set forth in the Purchase Agreement does not occur by February 15, 2024 and Tumim terminates the Purchase Agreement as a result, the Company will be required to issue to Tumim warrants to purchase 750,000 shares as a break-up fee (the “Penny Warrants”). The Penny Warrants will have an exercise price of $0.01 per share, subject to full-ratchet price protection with a floor price equal to the par value of the Company’s common stock, and customary antidilution protection. The Penny Warrants will have a term of five years. In addition, the Company will be required to file a registration statement on Form S-1 covering the resale by Tumim of all of the shares of common stock that may be issued upon exercise of the Penny Warrants, which must be declared effective by the SEC by the earlier of the 45th calendar day after the date that such registration statement is filed if subject to review by the SEC, and the 5th calendar day after the date that such registration statement is filed if the Company is notified that it will not be reviewed by the SEC. The Company will be required to maintain the effectiveness of the registration statement until the later of the date that the Penny Warrants are terminated and all shares that were purchased by exercise of the Penny Warrants are sold.

In addition, as required under the Purchase Agreement, the Company has reimbursed Tumim for the reasonable legal fees and disbursements of Tumim’s legal counsel in the amount of $75,000.

Under the Company’s engagement letter agreement with Boustead Securities, LLC, a registered broker-dealer (“Boustead”), as amended (the “Boustead Engagement Letter”), Boustead is acting as the placement agent in connection with the transactions contemplated by the Purchase Agreement. The Company agreed to issue Boustead 49,193 shares of common stock in connection with its issuance of the Commitment Shares to Tumim on January 26, 2024, equal to 7.0% of the number of Commitment Shares that would have been issued but for the application of the Beneficial Ownership Limit, as a fee pursuant to the Boustead Engagement Letter. Under the Boustead Engagement Letter, the Company is also required to issue to Boustead warrants to purchase a number of shares equal to 7.0% of the shares of common stock issued to Tumim pursuant to purchases under the Purchase Agreement, with an exercise price equal to the applicable purchase price per share, or, in the event that the Penny Warrants are required to be issued pursuant to the Purchase Agreement, warrants to purchase 52,500 shares of common stock, with the same exercise price terms as the Penny Warrants. The warrants that are required to be issued to Boustead will be exercisable for a period of five years from the date of issuance and contain cashless exercise provisions. Boustead also has certain registration rights with respect to these warrants, which Boustead has waived with respect to the CEFF Registration Statement. Boustead and its affiliates are not in any manner related to Tumim or any of Tumim’s affiliates. Boustead’s compensation under the Boustead Engagement Letter in connection with the Purchase Agreement is subject to reduction or adjustment to the extent that such compensation is determined to be in excess of or otherwise noncompliant with applicable rules of the Financial Industry Regulatory Authority, Inc.

The Commitment Shares were offered and sold by the Company to Tumim in a transaction that is exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D thereunder. In the Purchase Agreement, Tumim represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act). Accordingly, the offer and sale by the Company of the Commitment Shares to Tumim under the Purchase Agreement have not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

The shares of common stock issued by the Company to Boustead under the Boustead Engagement Letter were offered and sold by the Company to Boustead in a transaction that is exempt from the registration requirements of the Securities Act, in reliance on Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder. Accordingly, the offer and sale by the Company of shares of common stock issued and sold to Boustead under the Boustead Engagement Letter have not been and will not be registered under the Securities Act or any applicable state securities or “Blue Sky” laws and, therefore, such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities or “Blue Sky” laws.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01 Regulation FD Disclosure.

On January 29, 2024, the Company issued a press release providing an update on the subscriber growth for its Signing Day Sports app. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01 (including Exhibit 99.1 hereto), shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated January 29, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2024	SIGNING DAY SPORTS, INC.

/s/ Daniel D. Nelson
	Name:	Daniel D. Nelson
	Title:	Chief Executive Officer

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